EXHIBIT  4.1

NINTH AMENDMENT TO CREDIT AGREEMENT

          THIS NINTH AMENDMENT TO CREDIT AGREEMENT  dated as of April 30, 2000 (the “Amendment”), is among Alternative Resources Corporation, a Delaware corporation, the undersigned Lenders and American National Bank and Trust Company of Chicago, as Agent and as a Lender.  Unless otherwise defined herein, capitalized terms used herein shall have the meanings ascribed to them in the Credit Agreement (as hereinafter defined).

W I T N E S S E T H:

             WHEREAS, the Borrower, the Agent and the Lenders entered into that certain Credit Agreement dated as of November 7, 1997 (as heretofore amended and as the same may hereafter be amended, modified, restated or otherwise supplemented from time to time, the “Credit Agreement”);

             WHEREAS, the Borrower, Agent and the Lenders wish to make certain amendments to the Credit Agreement;

             NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for other good and valuable consideration, the receipt and sufficiency of which hereby are acknowledged, each of the undersigned agrees as follows:

1.          Amendments to Credit Agreement.

             Borrower has requested and the Lenders, subject to the terms and conditions set forth herein, hereby consent to an increase in the face amount of the Letter of Credit, heretofore issued by Agent in favor of Hartford Fire Insurance Company for the account of Borrower.  Accordingly, Article I of the Credit Agreement is hereby amended by deleting the amount “$432,011” appearing in the definition of “Letter of Credit” and substituting the amount “$850,011” in lieu thereof.  Agent shall issue, substantially contemporaneously herewith, an amendment to the Letter of Credit, amending and increasing the stated face amount thereof as aforesaid.  All Lenders will be deemed to have purchased an undivided pro rata participation and interest in the incremental amount of the Letter of Credit as increased hereunder, in accordance with the terms of the Seventh Amendment to Credit Agreement and Amendment to Collateral Documents and Guaranties dated as of December 4, 2000 by and between Agent and Borrower.  Nothing herein is intended or shall be construed to permit or consent to the issuance of or to constitute an agreement by Lenders to issue any further letters of credit or to increase the face amount of the Letter of Credit, except as expressly provided hereunder.

2.          Release.

             In consideration for the agreement of the Agent and the Lenders to this Amendment, Borrower hereby releases and forever discharges Agent, each Lender, each of their parent corporations, affiliated corporations, subsidiary corporations, predecessor corporations and successor corporations, and the past and present officers, directors, agents, assigns, subrogees, servants, employees, financial advisors and attorneys of each of them from any and all claims, actions, causes of action, choses in action and suits of every kind and nature whatsoever, whether at law or in equity, under any facts or legal theory that Borrower ever had, now has, or hereafter can, shall or may have, in any way related to, arising out of or based upon this Agreement, the Credit Agreement or any Loan Document, except for any such claims arising out of Agent’s or any Lender’s future willful breach of this Agreement.

3.          Representations.

             In order to induce the Lenders to execute and deliver this Amendment, the Borrower hereby represents to the Lenders that as of the date hereof, the representations and warranties set forth in Article 5 of the Credit Agreement are and shall be and remain true and correct (except that the representations contained in Section 5.4 shall be deemed to refer to the most recent financial statements of the Borrower delivered to the Lenders) and the Borrower is in compliance with all of the terms and conditions of the Credit Agreement and no Unmatured Default or Default has occurred and is continuing under the Credit Agreement or shall result after giving effect to this Amendment.

4.          Conditions Precedent.  This effectiveness of this Amendment shall be subject to the satisfaction of all of the following conditions:

             (a)         Certain Documents.  Agent shall have received this Amendment duly executed by the Borrower and the Lenders.

             (b)         No Default.  After giving effect to this Amendment and the waivers contained herein, no Unmatured Default or Default shall have occurred and be continuing or will result from the execution and delivery of, or the performance by Borrower of any of its obligations under this Amendment.

             (c)         Guarantors Consent.  The Guarantors shall have consented hereto in the space provided for such purpose below.

5.          Miscellaneous.

             (a)         This Amendment shall become effective upon the execution and delivery hereof to the Agent by the Borrower and the Lenders and the satisfaction of the conditions precedent set forth in Section 4 hereof.

             (b)         Except as specifically amended herein, the Credit Agreement shall continue in full force and effect in accordance with its original terms.  Reference to this specific Amendment need not be made in any note, document, letter, certificate, the Credit Agreement itself, any Guaranty, any Collateral Documents, the Notes, any other Loan Document or any communication issued or made pursuant to or with respect to the Credit Agreement, any reference in any of such to the Credit Agreement being sufficient to refer to the same as amended hereby.

             (c)         The Borrower agrees to pay on demand all costs and expenses of or incurred by the Agent in connection with the negotiation, preparation, execution and delivery of this Amendment, including the reasonable fees and expenses of counsel for the Agent, such payment to be made no later than 30 days following receipt of an invoice showing in reasonable detail and description the amounts therefor.

             (d)         This Amendment may be executed in any number of counterparts, and by the different parties on different counterparts, all of which taken together shall constitute one and the same agreement.  Any of the parties hereto may execute this Amendment by signing any such counterpart and each of such counterparts shall for all purposes be deemed to be an original.  This Amendment shall be governed by the internal laws of the State of Illinois.

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IN WITNESS WHEREOF, this Ninth Amendment to Credit Agreement has been duly executed by each of the undersigned as of the day and year first set forth above.

ALTERNATIVE RESOURCES CORPORATION

By:_______________________________________
Name:____________________________________
Its:_______________________________________

AMERICAN NATIONAL BANK AND TRUST
   COMPANY OF CHICAGO, as Agent and
   individually as a Lender

By:______________________________________
Name:____________________________________
Its:_______________________________________

MELLON BANK, N.A.

By:_______________________________________
Name:_____________________________________
Its:________________________________________

HARRIS TRUST AND SAVINGS BANK

By:______________________________________
Name:____________________________________
Its:_______________________________________

FLEET NATIONAL BANK

By:______________________________________
Name:____________________________________
Its:______________________________________

NATIONAL CITY BANK

By:______________________________________
Name:____________________________________
Its:_______________________________________

GUARANTORS’ CONSENT

             The undersigned have each heretofore executed and delivered to the Agent and the Lenders a Guaranty and each hereby consent to the Ninth Amendment to Credit Agreement dated as of April 30, 2001, set forth above and confirm that its Guaranty and all of the undersigned’s obligations thereunder remain in full force and effect in accordance with its terms.

ARC SOLUTIONS, INC.
(formerly known as CGI Systems, Inc.)

By:_______________________________________
Name:____________________________________
Its:_______________________________________

ARC SERVICE, INC.

By:_______________________________________
Name:____________________________________
Its:_______________________________________

WRITERS, INC.

By:_______________________________________
Name:____________________________________
Its:_______________________________________

ARC MIDHOLDING, INC.
(formerly known as CGI Corp.)

By:_______________________________________
Name:____________________________________
Its:_______________________________________